CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, 1933 Act File No. 33-84546) of Pioneer Variable Contracts Trust, and to the incorporation by reference therein of our reports dated February 10, 2003 on the financial statements and financial highlights of Pioneer Variable Contracts Trust for the fiscal year ended December 31, 2002.

                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
November 14, 2003